                                                                      EXHIBIT 11

                                  NOVELL, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The computation of common and common share equivalents is as follows (in thousands):

                                                                           FISCAL YEAR ENDED
                                                                ---------------------------------------
                                                                OCTOBER 29,   OCTOBER 28,   OCTOBER 26,
                                                                   1994          1995          1996
                                                                -----------   -----------   -----------
Weighted average number of common shares outstanding*.........    361,648       367,963       355,478
Number of common share equivalents resulting from stock
  options, computed using the treasury stock method*..........      6,684         6,621         2,441
                                                                  -------       -------       -------
Number of common and common share equivalents used in
  computation*................................................    368,332       374,584       357,919
                                                                  =======       =======       =======

---------------
* All share amounts reflect the June 1994 merger with WordPerfect Corporation.

                                       17